UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

Hydrophi Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3440 Oakcliff Road, Suite 100 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 24, 2015, Hydrophi Technologies Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) announcing, among other matters, the closing of its acquisition of all of the outstanding capital stock of each of Pro Star Freight Systems Inc. and Pro Star Truck Center Inc. (collectively, “Pro Star”), pursuant to the Stock Purchase Agreement, dated as of November 23, 2015, by and among the Company, Pro Star and the Prostar Holdings Trust. For accounting purposes, the Company considers the closing of Pro Star acquisition on March 1, 2016 when Pro Star conveyed control of activities to Hydrophi.  The Company is filing this Amendment No. 1 to the Original Report in order to provide the financial statements of Pro Star and pro forma information required by Item 9.01 of Form 8-K with respect to the acquisition of Pro Star.  All other information set forth in the Original Report remains unchanged.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial statements of business acquired.

The audited combined financial statements of Pro Star as of December 31, 2015 and 2014 and for the years then ended and the related notes to the financial statements, are filed as Exhibit 99.1 to this report.

(b)

Pro forma financial information.

The unaudited pro forma combined balance sheet of the Company and Pro Star as of December 31, 2015 and the unaudited pro forma combined statement of operations of the Company and Pro Star for the period ended December 31, 2015 showing the pro forma effects of the Company’s acquisition of Pro Star, and the related notes to unaudited pro forma financial statements, are filed as Exhibit 99.2 to this report.

(d)

Exhibits

Exhibit No.	Description

99.1	Audited combined financial statements for Pro Star as of December 31, 2015 and 2014 and for the years then ended.

99.2	Unaudited pro forma combined financial information of the Company and Pro Star.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROPHI TECHNOLOGIES GROUP, INC.

Date: March 17, 2016	By:	/s/ Nikola Zaric
Name: Nikola Zaric Title: President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited combined financial statements for Pro Star as of December 31, 2015 and 2014 and for the years then ended.

99.2	Unaudited pro forma combined financial information of the Company and Pro Star.

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